                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  MARCH 20, 1995
                                                  ................


                              GREAT FALLS BANCORP
.............................................................................
             (Exact name of registrant as specified in its charter)


   NEW JERSEY                     0-14294                    22-2545165
.............................................................................
(State or other                 (Commission               (IRS Employer
jurisdiction of                  File No.)              Identification No.)
incorporation)


       55 UNION BOULEVARD, TOTOWA, NEW JERSEY                  07512
............................................................................
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: 201-942-1111
                                                    ..............


                                 NONE
...........................................................................
      (Former name or former address, if changed since last report)

Item 5.  Other Events.
-------  -------------

     On August 31, 1994, the Corporation executed a merger agreement with Family First Federal Savings Bank, of Clifton, New Jersey ("Family First") relating to the Corporation's purchase of the outstanding stock of Family First for a combination of cash and the Corporation's Common Stock. Family First will be merged into, and its two offices will become branches of, Great Falls Bank.

     On March 20, 1995, the stockholders of Family First approved the Merger by more than the 2/3 of outstanding stock required by law. None of the Family First stockholders voted against the Merger and none of them exercised dissenters' rights.

     The Corporation also received approval from the Federal Deposit Insurance Corporation to consummate the Merger. All required regulatory approvals have therefore now been received.

     The Merger is scheduled to be consummated effective at the close of business on April 7, 1995.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GREAT FALLS BANCORP
                                    ..............................
                                            (Registrant)


           MARCH 22, 1995              /s/ George E. Irwin
Date .........................      ..............................
                                            (Signature)

                                        GEORGE E. IRWIN
                                         VICE PRESIDENT